Exhibit 99.1

NEWS RELEASE Contact: Robinson Hicks Phone number: 617-969-9192 Email: globalscape@corporateink.com

MAIL EXPRESS® V4 RELEASE INCLUDES FIPS 140-2 SECURITY TO SUPPORT HIPAA COMPLIANCE

Globalscape® Mail Express® Protects Personal Health Information

SAN ANTONIO, TX – February 18, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today that their latest release of Mail Express®, version 4, includes security enhancements to protect sensitive customer and corporate information, such as allowing administrators to limit communication to use only FIPS 140-2 (TLS) protocols.

Numerous data breaches with loss of corporate and personal information made frequent headlines this past year. "Mail Express has always used HTTPS to secure all TCP/IP communication," said Jason Wolford, Globalscape's senior director of product strategy. “The ability of Mail Express version 4 to restrict communication to FIPS protocols adds another level of security, which is important to our customers who must comply with HIPAA regulations and other highly regulated industries."

No matter how strong the physical security of your data, leaks happen. Adding strong encryption helps protect sensitive personal health information no matter where it ends up. The Health Information Technology for Economic and Clinical Health (HITECH) Act addresses the privacy and security concerns associated with electronic transmission of health information. The Act requires any federal organization that adheres to the Health Insurance Portability and Accountability Act (HIPAA) to use FIPS 140-2 encryption to protect data in case of a security breach. The innovative engineers at Globalscape have included several new security features in Mail Express version 4.

Other security enhancements in this version include adding password reset, reuse, and expiration; file-type exclusion; and the ability to manually lockout a user account. Also, the number of licensed connections limit was increased to 100,000 licenses per server instance. "Due to the decreased load on mail servers after installing Mail Express, and positive user experience with the convenience and security of the application, IT administrators want to allow more of their users to access Mail Express," said Wolford. "We have responded to that feedback by providing an increase in the licenses available."

Available both as a secure web portal and a Microsoft Outlook Add-in, Mail Express lets people send large files easily over email. Behind the scenes, it adds audit and reporting capabilities, policy-based file access controls, and efficient storage. For more information about Mail Express, please visit http://www.globalscape.com/file-sharing/.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.